SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 Or 15(d) Of
The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):
December 9, 2003

GOOD GUYS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State or other jurisdiction of incorporation)	0-14134 (Commission File Number)	94-2366177 (IRS Employer Identification No.)

1600 Harbor Bay Parkway, Suite 200, Alameda, California 94502
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): 510/747-6000

     Item 5. Other Events.

     In the press release, dated December 9, 2003, attached as an exhibit to this report on Form 8-K, Good Guys, Inc. (the “Company”) announced its sales and same store sales for the fiscal quarter ended November 30, 2003. It also announced that a memorandum of understanding had been reached regarding settlement of the putative class action suit brought in October 2003 by Connie Seers against the Company and its directors in connection with the proposed merger of the Company with CompUSA.

     Item 7. Financial Statements and Exhibits.

     (c)    Exhibits.

     99.1    Press Release, dated December 9, 2003.

     Item 12. Results of Operations and Financial Condition.

     See the press release attached as Exhibit 99.1 to this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD GUYS, INC. (Registrant)

By: /s/ David A. Carter
Name: David A. Carter Title: Chief Financial Officer

Dated: December 9, 2003

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 9, 2003

2